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                                                                     EXHIBIT 4.2

                       DIAGNOSTIC HEALTH SERVICES. INC.
                       --------------------------------

                             1992 STOCK OPTION PLAN
                             ----------------------

    1.    PURPOSES.
          --------

          The purposes of the Diagnostic Health Services, Inc. 1992 Stock Option Plan (this "Plan") are to aid Diagnostic Health Services, Inc. (the "Company") and its subsidiaries in attracting and retaining capable management and employees and to enable officers, directors and selected key employees and/or consultants of the Company and its subsidiaries to acquire or increase ownership interest in the Company on a basis that will encourage them to perform at increasing levels of effectiveness and use their best efforts to promote the growth and profitability of the Company and its subsidiaries. Consistent with these objectives, this Plan authorizes the granting to officers, directors and selected key employees and/or consultants of options (collectively, "Options") to acquire shares of the Company's common stock, no par value ("Common Stock"), pursuant to the terms and conditions hereinafter set forth. As used herein, the term "subsidiary" has the same meaning as is ascribed to the term "subsidiary corporation" under Section 425 of the Internal Revenue Code of 1986, as amended (the "Code").

          Options granted hereunder may be (i) "Incentive Options" (which term, as used herein, shall mean Options that are intended to be "incentive stock options" within the meaning of Section 422 of the Code) granted to selected key employees of the Company, or (ii) "Nonqualified Options" (which term, as used herein, shall mean options that are not intended to be Incentive Options) granted to officers, directors and/or selected key employees and/or consultants of the Company.

    2.    EFFECTIVE DATE.
          --------------

          This Plan shall become effective upon the approval hereof by the stockholders of the Company: provided, however, that if such approval is not
                             --------  -------
granted on or prior to March 6, 1993 (being that date which is twelve (12) months after the date of the adoption of this Plan by the Board of Directors of the Company (the "Board")), this Plan shall not become effective, notwithstanding any subsequent approval by the stockholders of the Company.

    3.    ADMINISTRATION.
          --------------

          (a) This Plan shall be administered by a committee (the "Committee") consisting of three members of the Board, who are selected by the Board. (In the event that, and for so long as, the entire Board shall consist of only three members, then the Board shall constitute the Committee hereunder.) If, at any time, there are less than three members of the Committee eligible to serve in such capacity, the Board shall appoint one or more other eligible members of the Board to serve on the Committee. All Committee members shall serve, and may be removed, at the pleasure of the Board.
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          (b) A majority of the members of the Committee (but not less than two)
shall constitute a quorum, and any action taken by a majority of such members present at any meeting at which a quorum is present, or acts approved in writing by all such members, shall be the acts of the Committee.

          (c) Subject to the other provisions of this Plan, the Committee shall have full authority to decide the date or dates on which Options will be granted under this Plan (in each instance, the "Date of Grant"), to determine whether the Options to be granted shall be Incentive Options or Nonqualified Options, or a combination of both, to select the officers, directors and/or key employees and/or consultants to whom Options will be granted, to determine the number of shares of Common Stock to be covered by each Option, the price at which such shares may be purchased upon the exercise of such Option (the "Exercise Price") and other terms and conditions of such purchase. In making such determinations, the Committee shall solicit the recommendations of the Chairman and President of the Company and may take into account each proposed optionee's present and potential contributions to the Company's business and any other factors which the Committee may deem relevant. Subject to the other provisions of this Plan, the Committee shall also have full authority to (i) interpret this Plan and any stock option agreements evidencing Options granted hereunder ("Option Agreements"), (ii) issue rules for administering this Plan, (ii) change, alter, amend or rescind such rules, and (iv) make all other determinations necessary or appropriate for the administration of this Plan. All determinations, interpretations and constructions made by the Committee pursuant to this Section 3 shall be final and conclusive. No member of the Board or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to this Plan or any Option granted hereunder.

    4.    ELIGIBILITY.
          -----------

          (a) Subject to the provisions of Section 7 below, key employees of the Company and its subsidiaries (including officers and directors who are employees) shall be eligible to receive Incentive Options under this Plan, as determined by the Committee.

          (b) All officers, directors and other senior management of and/or key consultants to the Company (as determined by the Committee) shall be eligible to receive Nonqualified Options under this Plan.

          (c) Anything elsewhere contained in this Plan to the contrary notwithstanding, in no event and under no circumstances shall any Nonqualified Options be granted under this Plan (other than to key consultants) providing for an Exercise Price less than 100% of the fair market value per share on the Date of Grant (but in no event less than 85% of such fair market value per share) if the net pre-tax income of the Company in the full fiscal year immediately preceding the Date of Grant of such Option (the "Prior Year") did not exceed 125% of the mean average annual net pre-tax income of the Company for the three fiscal years immediately preceding the Prior Year. For purposes hereof, the Company's net pre-tax income for any fiscal year shall be the consolidated net pre-tax income of the Company and its subsidiaries as reflected in the Company's consolidated audited financial statements for such fiscal year, which shall be

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prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout all periods in question.

    5.    OPTION SHARES.
          -------------

          (a) The shares subject to Options granted under this Plan shall be shares of Common Stock and, except as otherwise required or permitted by Section 5(b) below, (i) the aggregate number of shares with respect to which Incentive Options may be granted hereunder shall not exceed 400,000 shares, and (ii) the aggregate number of shares with respect to which Nonqualified Options may be granted hereunder shall not exceed 1,600,000 shares. If an Option expires, terminates or is otherwise surrendered, in whole or in part, the shares allocable to the unexercised portion of such Option shall again become available for grants of Options hereunder. As determined from time to time by the Board, the shares available under this Plan for grants of Options may consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock which have been reacquired by the Company or a subsidiary following original issuance.

          (b) The aggregate number of shares of Common Stock as to which Incentive Options and Nonqualified Options may be granted hereunder (as provided in Section 5(a) above), the number of shares covered by each outstanding Option, and the Exercise Price applicable to each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, recapitalization or other subdivision or consolidation of shares or other adjustment, or the payment of a stock dividend in respect of the Common Stock; provided, however, that any
                                               --------  -------
fractional shares resulting from any such adjustment shall be eliminated.

          (c) The aggregate fair market value, determined on the Date of Grant, of the shares of stock with respect to which Incentive Options are exercisable for the first time by an Optionee (as such term is defined in Section 6 below) during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) may not exceed $100,000.

    6.    TERMS AND CONDITIONS OF OPTIONS.
          -------------------------------

          The Committee may, in its discretion, subject to Section 4 above, grant to prospective optionees only Incentive Options, only Nonqualified Options, or a combination of both, and each Option granted shall be clearly identified as to its status. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement between the Company and the officer, director, key employee and/or key consultant to whom the Option is granted (the "Optionee") in such form or forms as the Committee, from time to time, shall prescribe, which agreements may but need not be identical to each other, but shall comply with and be subject to the following terms and conditions:

          (a) Exercise Price. The Exercise Price at which each share of Common
              --------------
Stock may be purchased pursuant to an Option shall be determined by the Committee, except that (i) subject to Section 7 below, the Exercise Price at which each share of Common Stock may be

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purchased pursuant to an Incentive Option shall be not less than 100% of the fair market value for each such share on the Date of Grant of such Incentive Option, as determined by the Committee in good faith in accordance with Section 422 of the Code and applicable regulations thereunder, and (ii) the Exercise Price at which each share of Common Stock may be purchased pursuant to a Nonqualified Option shall be not less than 85% of the fair market value for each such share on the Date of Grant of such Nonqualified Option, determined by the Committee as aforesaid; provided, however, that the Option Agreement in respect
                        --------  -------
of any or all Nonqualified Options may (but need not) provide that, in the event of any change in control and management of the Company or any sale of the business of the Company, except to the extent that the subject Optionee (or other person entitled to exercise such Nonqualified Option) affirmatively elects, during a limited period of time after receiving notice of such event, to permanently revoke and terminate the subject Nonqualified Option (in whole or in part) and/or to reaffirm all or any portion of such Nonqualified Option without giving effect to the reduction in Exercise Price hereinafter described, then the otherwise applicable Exercise Price in respect of such Nonqualified Option may thereafter be reduced (but not by more than 50%) in the event that, and at such time(s) as, the subject Optionee (or other person entitled to exercise such Nonqualified Option) thereafter exercises such Nonqualified Option (or the non-revoked and non-reaffirmed portion thereof, as the case may be). Anything contained in this Section 6(a) to the contrary notwithstanding, in the event that the number of shares of Common Stock subject to any Option is adjusted pursuant to Section 5(b) above, a corresponding adjustment shall be made in the Exercise Price per share.

          (b) Duration of Options. The duration of each Option granted hereunder
              -------------------
shall be determined by the Committee, except that (i) subject to Section 7 below, each Incentive Option granted hereunder shall expire and all rights to purchase shares of Common Stock pursuant thereto shall cease no later than that date which is the day before the tenth anniversary of the Date of Grant of such Incentive Option, and (ii) each Nonqualified Option granted hereunder shall expire and all rights to purchase shares of Common Stock pursuant thereto shall cease no later than that date which is the day before the eighth anniversary of the Date of Grant of such Nonqualified Option, subject to extension by mutual written agreement of the Company and the subject Optionee (in each instance, the "Expiration Date").

          (c) Vesting of Options. The vesting of each Option granted hereunder
              ------------------
shall be determined by the Committee. Only the vested portion(s) of any Option may be exercised. Anything contained in this Section 6 or in any Option Agreement to the contrary notwithstanding, an Optionee shall become fully (100%) vested in each of his or her Incentive Options upon his or her termination of employment with the Company or any of its subsidiaries by reason of death, disability or retirement at age 65 or older in accordance with the Company's standard retirement procedures then in effect (with such retirement being hereinafter referred to as "retirement"). The Committee shall, in its sole discretion, determine whether or not disability or retirement has occurred.

          (d) Merger. Consolidation. etc. In the event that the Company shall,
              ---------------------------
pursuant to action by the Board, at any time propose to merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to, another corporation and provision is not made

                                      -4-
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pursuant to the terms of such transaction for (i) the assumption by the surviving, resulting or acquiring corporation of all outstanding Options granted pursuant to this Plan, (ii) the substitution of new options therefor, or (iii) the payment of cash or other consideration in respect thereof, then the Committee shall cause written notice of the proposed transaction to be given to each Optionee not less than thirty (30) days prior to the anticipated effective date of the proposed transaction. On a date which the Committee shall specify in such notice, which date shall be not less than ten (10) days prior to the anticipated effective date of the proposed transaction, each Optionee's Options shall become fully (100%) vested and each Optionee shall have the right to exercise his or her Options to purchase any or all shares then subject to such Options; and if the proposed transaction is consummated, each Option, to the extent not previously exercised prior to the effective date of the transaction, shall terminate on such effective date. If the proposed transaction is abandoned or otherwise not consummated, then to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this Section 6(d), such vesting shall be annulled and be of no further force or effect and the vesting period otherwise established for or applicable to such Option pursuant to Section 6(c) above shall be reinstituted as of the date of such abandonment; provided, however, that nothing herein contained shall be deemed to
             --------  -------
retroactively affect or impair any exercise of any such vested Option prior to the date of such abandonment.

          (e) Exercise of Options. A person entitled to exercise an Option, or
              -------------------
any portion thereof, may exercise it (or such vested portion thereof) in whole at any time, or in part from time to time, by delivering to the Company at its principal office, directed to the attention of the President of the Company or such other duly elected officer as shall be designated in writing by the Committee to the Optionee, written notice specifying the number of shares of Common Stock with respect to which the Option is being exercised, together with payment in full of the aggregate Exercise Price for such shares. Such payment shall be made in cash or by certified check or bank draft to the order of the Company; provided, however, that the Committee may, in its sole discretion,
         --------  -------
authorize such payment, in whole or in part, in any other form, including payment by personal check or by the exchange of shares of Common Stock owned of record by the person entitled to exercise the Option and having a fair market value on the date of exercise equal to the price for which the shares of Common Stock may be purchased pursuant to the Option.

          (f) Non-Transferability. No Incentive Option granted hereunder shall
              -------------------
be transferable other than by will or the laws of descent and distribution, and during the subject Optionee's lifetime, no Incentive Option granted hereunder may be exercised by anyone other than such Optionee; provided, however, that if
                                                     --------  -------
the Optionee dies or becomes incapacitated, the Incentive Option may be exercised by his or her estate, legal representative or beneficiary, as the case may be, subject to all other terms and conditions contained in this Plan and the applicable Option Agreement. Any Nonqualified Option granted hereunder may, if so provided in the subject Option Agreement, be transferable to members of the Optionee's immediate family or by will or by the laws of decent and distribution, and may, if so provided in the subject Option Agreement, be pledged as collateral security in favor of another permitted holder of a Nonqualified Option hereunder, solely as collateral for a loan made by such other holder to the person making such pledge.

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          (g) Termination of Employment; Competition. The following provisions
              --------------------------------------
shall apply in the event of an Optionee's engaging in competition with the Company, or in the event of the termination of an Optionee's employment with the Company or any of its subsidiaries:

               (i) In the event that an Optionee shall engage or participate in, or become involved with, in any manner or capacity (whether as employee, agent, consultant, advisor, officer, director, manager, partner, joint venturer, investor, shareholder (other than passive investments in less than 5% of the outstanding securities of any company) or otherwise), any business enterprise which is engaged in the rendering of diagnostic ultrasound services or any other business conducted or operated by the Company on the date on which such Optionee first became involved with such other business enterprise, or in the event that an Optionee's employment with the Company or any of its subsidiaries shall be terminated either (A) by the Company or any of its subsidiaries for "Cause" (as defined in any applicable employment agreement to which such Optionee is a party), or (in the absence of a definition contained in any applicable employment agreement) for fraud, dishonesty, habitual drunkenness or drug use, for willful disregard of assigned duties or instructions by such Optionee, or for concrete actions causing substantial harm to the Company, or for other material breach by the Optionee of any applicable employment agreement to which the Optionee is a party, or (B) by the Optionee voluntarily and without the written consent of the Company, then all outstanding Options
                                                 -----
     granted hereunder to such Optionee shall automatically and immediately terminate at the time that notice of termination of employment is given, and shall not then or thereafter be exercisable in whole or in part;

     provided, however, that nothing herein contained shall be deemed to modify
     --------  -------
     or amend the terms and conditions of any applicable employment agreement, including but not limited to the grounds upon which any Optionee's employment may be terminated.

               (ii) In the event that an Optionee's employment with the Company or any of its subsidiaries shall terminate (A) by reason of retirement, or
     (B) under circumstances other than those specified in Section 6(g)(i) above and for other than death or disability, then all outstanding Options
                                             ----
     granted hereunder to such Optionee shall terminate three (3) months after the date of such termination of employment or on the Expiration Date, whichever shall first occur; provided, however, that if such Optionee dies
                                  --------  -------
     within such three (3) month period, then all outstanding Options granted hereunder to such Optionee shall terminate on the first anniversary of such Optionee's death or on the Expiration Date, whichever shall first occur.

               (iii) In the event of the death or disability of an Optionee while such Optionee is employed by the Company or any of its subsidiaries, all outstanding Options granted hereunder to such Optionee shall terminate on the first anniversary of such death or disability, as the case may be, or on the Expiration Date, whichever shall first occur.

               (iv) Anything contained in this Section 6 to the contrary notwithstanding, an Option granted pursuant to this Plan may only be exercised following the subject Optionee's termination of employment with the Company or any of its subsidiaries for reasons other than death, disability or retirement if, and to the extent that, such Option was exercisable immediately prior to such termination of employment.

               (v) An Optionee's transfer of employment between the Company and any of its subsidiaries or between subsidiaries shall not constitute a termination of employment, and the Committee shall determine in each case whether an authorized leave of absence for professional education, military service or otherwise shall constitute a termination of employment.

               (vi) Nothing contained in this Section 6(g) shall be deemed to modify or affect any vesting schedule provided in any Option Agreement, which vesting schedule shall continue in effect and be applied and enforced notwithstanding any modification of the exercise period arising by reason of the application of this Section 6(g).

          (h) No Rights as a Stockholder or to Continued Employment. No Optionee
              -----------------------------------------------------
shall have any rights as a stockholder of the Company with respect to any shares covered by an Option prior to the date of issuance to such Optionee of the certificate or certificates for such shares. Neither this Plan nor any Option granted hereunder shall confer upon an Optionee any right to continued employment by the Company or any of its subsidiaries or interfere in any way with the right of the Company or its subsidiaries to terminate the employment of such Optionee (subject to the terms and conditions of any applicable employment agreement between the Company or any of its subsidiaries and the subject Optionee).

          (i) Designation. Each Option Agreement entered into pursuant to this
              -----------
Plan shall specify whether the Options evidenced thereby are Incentive Options, Nonqualified Options, or a combination of both.

          (j) Other Terms and Conditions. Any Option Agreement entered into
              --------------------------
pursuant to this Plan may contain such further terms and conditions (including a right of first refusal in favor of the Company in the event that the Optionee shall seek to transfer any shares acquired upon exercise of the subject Option) as the Committee may determine, provided that such other terms and conditions are not in violation of, in conflict with or otherwise inconsistent with the requirements of this Plan.

    7.    TEN PERCENT STOCKHOLDERS.
          ------------------------

          The Committee shall not grant an Incentive Option to an individual who, at the time such Incentive Option is to be granted, owns (directly or by attribution pursuant to Section 425(d) of the Code) shares of capital stock of the Company possessing more than 10% of the voting power of all classes of capital stock of the Company unless (a) the Exercise Price at which each share of Common Stock may be purchased pursuant to such Incentive Option is at least 110% of the fair market value of each such share on the Date of Grant (determined as provided in Section 6(a)(i) above), and (b) such Incentive Option, by its terms, is not exercisable after the expiration of five years from the Date of Grant thereof.

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    8.    ISSUANCE OF SHARES: RESTRICTIONS.
          --------------------------------

          (a) Subject to the conditions, restrictions and other qualifications provided in this Section 8, the Company shall, within thirty (30) business days after an Option has been duly exercised in whole or in part, deliver to the person who exercised the Option one or more certificates, registered in the name of such person, for the number of shares of Common Stock with respect to which the Option has been exercised. The Company may legend any stock certificate issued hereunder to reflect any restrictions provided for in this Section 8, including but not limited to a "stop transfer" legend pursuant to Section 8(b) below.

          (b) Unless the shares subject to Options granted under the Plan have been registered under the Securities Act of 1933, as amended (the "Act") (and, if the person exercising the Option may be deemed an "affiliate" of the Company as such term is defined in Rule 405 under the Act, such shares have been registered under the Act for resale by such person), or the Company has determined that an exemption from registration under the Act is available, the Company may require, prior to and as a condition of the issuance of any shares of Common Stock upon exercise of any Option, that the person exercising such Option hereunder furnish the Company with a written representation in a form prescribed by the Committee to the effect that such person is acquiring such shares solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such shares otherwise than in accordance with the provisions of Rule 144 under the Act unless and until either the sale or distribution of such shares is registered under the Act or the Company is satisfied that an exemption from such registration is available.

          (c) Anything herein contained to the contrary notwithstanding, the Company shall not be obligated to sell or issue any shares of Common Stock pursuant to the exercise of an Option granted hereunder unless and until the Company is satisfied that such sale or issuance complies with all applicable provisions of the Act and all other laws and/or regulations by which the Company is bound or to which the Company or such shares may be subject; and the Company reserves the right to delay the issuance and/or delivery of shares of Common Stock for such period of time as may be required in order to effect compliance with the applicable provisions of the Act and all other applicable laws and/or regulations as aforesaid.

    9.    SUBSTITUTE OPTIONS.
          ------------------

          Anything herein contained to the contrary notwithstanding, Options may, at the discretion of the Board, be granted under this Plan in substitution for options to purchase shares of capital stock of another corporation which is merged into, consolidated with or all or a substantial portion of the property or stock of which is acquired by, the Company or a subsidiary. The terms, provisions and benefits to each Optionee under such substitute Options shall in all respects be identical to the terms, provisions and benefits to such Optionee of his or her options of the other corporation on the date of substitution, except that such substitute Options shall provide for the purchase of shares of Common Stock of the Company instead of shares of such other corporation.

    10.   TERM OF THIS PLAN.
          -----------------

          Unless this Plan has been sooner terminated pursuant to Section 11 below, this Plan shall terminate on, and no Options hereunder shall be granted after, the tenth (10th) anniversary of the date of Board adoption of this Plan. Notwithstanding any such Plan termination, the provisions of this Plan shall nonetheless continue thereafter to govern all Options theretofore granted (including but not limited to any Nonqualified Options the Expiration Date of which is extended to any date subsequent to the termination of this Plan) until the exercise, expiration or cancellation of such Options.

    11.   AMENDMENT AND TERMINATION OF PLAN.
          ---------------------------------

          The Board may at any time terminate this Plan, or amend this Plan from time to time in such respects as the Board deems desirable; provided, however,
                                                            --------  -------
that, without the further approval of the stockholders of the Company in the manner required under Section 2 above, no amendment shall (i) increase the maximum aggregate number of shares of Common Stock with respect to which Options may be granted under this Plan, or (ii) change the eligibility provisions of
Section 4 above; and further provided, that, subject to the provisions of
                 --- ------- --------
Sections 6 and 8 above, no termination hereof or amendment hereto shall adversely affect the rights of an Optionee or other person holding an Option theretofore granted hereunder without the consent of such Optionee or other person, as the case may be.

                                      -9-